AMENDMENT NO. 4 TO THE

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                  THIS AMENDMENT NO. 4 TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Fourth Amendment") is entered into this 30th day of January, 1992 between GREYHOUND REAL ESTATE FINANCE COMPANY, an Arizona corporation ("Lender"), and PATTEN RECEIVABLES FINANCE CORPORATION VI, a Delaware corporation (Borrower") .
                                    RECITALS
                  A. Lender and Borrower entered into a September 8, 1988 Loan and Security Agreement that was amended by a January 9, 1990 Amended and Restated Loan and Security Agreement, a July 18, 1990 letter amendment, an August 31, 1990 Amendment No. 1 to the Amended and Restated Loan and Security Agreement, a March 23, 1991 Amendment No. 2 to the Amended and Restated Loan and Security Agreement, and a November 21, 1991 Amendment No. 3 to the Amended and Restated Loan and Security Agreement (collectively, the "Loan Agreement").
                  B. Lender and Borrower desire to amend the Loan Agreement in accordance with the terms of, and subject to the conditions contained in this Fourth Amendment.
                                    AGREEMENT
     NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, Lender and Borrower follows:
 2. Loan Agreement.
 The Loan Agreement is modified
 The following is added to the end of Paragraph
                  b. paragraph 9.8:
[GRAPHIC OMITTED]
 . Holiday Shores at Lake Sinclair, Hancock
            County, Georgia
            v. The Springs at Rebecca Creek, Comal County,
            Texas
 The following is added to the Loan Agreement as "9.8 Custodial Fee. Borrower is to pay Lender a one time custodial fee of $10.00 for each new Eligible Instrument held by Lender exclusive of Eligible Instruments assigned as replacements for Eligible Instruments that cease to be Eligible Instruments. Borrower shall be allowed to select an independent agent to act as Lender's custodian, at Borrower's


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GREYHOUND REAL ESTATE FINANCE COMPANY

 November 7, 1991

     Mr. Allen Murray Chief Financial Officer Patten Corporation 5295 Town Center Road, Suite 400 Boca Raton, FL 33486 [GRAPHIC OMITTED] Dear Allen: Loan and Security Agreement dated September 8, 1988, and subsequently amended, between Patten Receivables Finance Corporation VI and Greyhound Real Estate Finance Company ("GREFCO"). This will confirm the agreement between the parties to allow for a one time availability Advance, not to exceed S1,000,00O, against the existing contracts securing GREFCO's loan. Notwithstanding, all terms and conditions of the Loan and Security Agreement will remain in full force and effect. A one percent (l/2%) availability fee, will be withheld from the Advance. Please have the bottom portion of the enclosed copy off this letter signed acknowledging the agreement to allow for a onetime availability Advance.

 Jack Fields III
 Senior Vice President
 Accepted By: Patten Receivable Finance Corporation VI


                                  Accepted By:

  Date
 Patten Corporation